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                                                                  Exhibit 99.2



From: John Andrews
To: Frank Magliochetti
Sent: Fri Dec 13 11:25:49 2002
Subject: Resignation

Frank,

This is to confirm our conversation that I am resigning from the board of directors of MED and Trestle and any other official capacity effective immediately. I am unable to devote the time you need and is required given my new role as CEO of Giga.

As you know I will be available for any other assistance you may need.

Best,
John

______________________
John F. Andrews
President and CEO
Giga Information Group